UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 14, 2012

Date of Report

(Date of earliest event reported)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8546	22-2465228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Syms Way, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 902-9600

Syms Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on August 30, 2012, the Bankruptcy Court (as defined below) entered an order (the “Confirmation Order”) confirming the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries (the “Plan”). The Plan represents the culmination of the reorganization efforts commenced on November 2, 2011 when Syms Corp. (“Syms”) and each of its subsidiaries, Filene’s Basement, LLC, Syms Advertising Inc. and Syms Clothing, Inc. (collectively, the “Debtors” or “Reorganized Debtors”), filed voluntary petitions for relief under Chapter 11 Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On September 14, 2012 (the “Effective Date”), the Plan became effective and the Debtors consummated their reorganization under Chapter 11 through a series of transactions contemplated by the Plan and emerged from bankruptcy.

Trinity Place Holdings Inc. (“Trinity”) is the successor issuer to Syms in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and this Form 8-K is being filed pursuant to Rule 12g-3(f) thereunder.

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the Plan, on the Effective Date, reorganized Syms entered into an Agreement and Plan of Merger (the “Syms Merger Agreement”) with Trinity. Related Certificates of Merger (the “Syms Certificates of Merger”) were filed with the Secretary of State of the State of Delaware and the Department of the Treasury of the State of New Jersey. Pursuant to the Syms Merger Agreement and the Syms Certificates of Merger, reorganized Syms merged with and into Trinity.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, in connection with proposing the Plan, Syms entered into an Equity Commitment Agreement (the “ECA”) among (i) Syms, (ii) Marcy Syms, (iii) the Laura Merns Living Trust, (iv) the Marcy Syms Revocable Living Trust, as amended (the “Marcy Syms Trust” and, together with Marcy Syms and the Laura Merns Living Trust, the “Majority Shareholder”) and (v) three common shareholders of Syms Corp. and their affiliates (the “Backstop Parties”), who also served on the Official Committee of Syms Corp. Equity Security Holders (the “Equity Committee”) and who retained separate counsel with respect to the ECA. Under the ECA, as of the Effective Date, the Majority Shareholder sold all of its shares, 7,857,794 in total (the “Majority Shares”), to Syms at a price of $2.49 per share, which purchase price is to be paid over time in accordance with and on the terms set forth in the Plan. In connection with the ECA and pursuant to the Plan, Syms offered to shareholders other than the Majority Shareholder, who qualified as “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), the right to purchase 10,040,160 new shares of Syms (the “New Shares”) at a price of $2.49 per share, or approximately $25 million in the aggregate (the “Rights Offering”). Pursuant to the ECA, the Backstop Parties purchased each of their pro rata share of the New Shares, as well as New Shares that were not subscribed for by other shareholders in the Rights Offering. Syms issued all of the New Shares on the Effective Date.

The New Shares are exempt from registration pursuant to Section 4(2) of the Securities Act because the issuance did not involve any public offering.

The foregoing descriptions of certain transactions contemplated by the Plan and the ECA are summaries only and do not purport to be complete and are qualified in all respects by the actual provisions of the Plan and ECA. The Plan is filed as Exhibit 99.1 to Syms’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2012, and the ECA is an exhibit to the Plan.

Item 5.01	Changes in Control of Registrant

On the Effective Date, the Majority Shares were redeemed as provided for by the Plan and the ECA, as discussed in further detail in Item 3.02, which is incorporated herein by reference. The Majority Shareholder relinquished its controlling interest in Syms upon the redemption of the Majority Shares. As of the date of this filing, no entity has acquired a controlling interest in Trinity.

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Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

On the Effective Date, each member of the board of directors of Syms (the “Old Board”) ceased their service. The Old Board members were: Marcy Syms, Henry M. Chidgey, Bernard H. Tenenbaum and Thomas E. Zanecchia.

Pursuant to the Plan, on the Effective Date, the board of directors of Trinity (the “Board”) consisted of: Alan Cohen, Mark Ettenger, Marina Shevyrtalova and Andrew L. Sole. Mssrs. Ettenger, Sole and Shevyrtalova were designated to the Board by the Equity Committee and/or the Backstop Parties. Mr. Cohen was designated to the Board by the Official Committee of Unsecured Creditors. It is expected that a fifth director will be designated in accordance with the Plan and certificate of incorporation of Trinity following the Effective Date.

Mr. Ettenger expects to become a party to a consulting agreement with Marcato Capital Management, a Backstop Party and a member of the dissolved Equity Committee, under which Mr. Ettenger will receive $100,000 per annum for the period of time that he serves on the Board.

Departure and Appointment of Officers

On the Effective Date, each of the Syms officers ceased their service, including: Marcy Syms as Chief Executive Officer, Jeff Feinberg as President, Gary Binkoski as Chief Financial Officer, Josephine Geiger as Chief Accounting Officer and Laura McCabe Brandt as Vice President, General Counsel and Corporate Secretary.

On the Effective Date, Trinity appointed Lauren Krueger as Chief Executive Officer, President and Secretary (“CEO”), Gary Binkoski as Chief Financial Officer and Treasurer (“CFO”) and Josephine Geiger as Chief Accounting Officer.

Ms. Krueger is serving as CEO of Trinity under an engagement agreement (the “CEO Agreement”) between Trinity and Esopus Creek Management LLC (“Esopus Management”). Under the CEO Agreement, Esopus Management has agreed to provide the services of Ms. Krueger as CEO for an initial term of one year, which may be renewed or extended upon the written consent of Trinity and Esopus Management. Trinity will pay Esopus Management an annual fee of $240,000 and reimburse Esopus Management and Ms. Krueger for all reasonable and necessary expenses. Neither Esopus Management nor Ms. Krueger will receive any company benefits or other form of compensation under the CEO Agreement.

Ms. Krueger is a managing member of Esopus Management and Esopus Creek Advisors LLC (collectively, the “Esopus Managers”), the managers of the applicable series of Esopus Creek Value Series Fund LP (the “Esopus Fund”) that was a shareholder Syms, a member of the dissolved Equity Committee, and a Backstop Party. The Esopus Managers and the Esopus Fund supported Ms. Krueger serving as CEO and have formally waived her obligations to perform services to the Esopus Managers and the Esopus Fund during her tenure as CEO. Andrew L. Sole, a member of the Board, is the other managing member of Esopus Managers.

Ms. Krueger, 37, joined Esopus Creek Advisors LLC, the General Partner of Esopus Creek Value Series Fund LP, in April 2010. Prior to that, Ms. Krueger was a vice president in the D. E. Shaw Group’s credit-related opportunities unit. She joined the D. E. Shaw Group in 2003 and became a vice president in 2006. During her tenure at the D. E. Shaw Group, Ms. Krueger invested in distressed and deep value securities, in both the public and private markets. She served on the Board of Directors and as the Chief Restructuring Officer of FAO Schwarz Inc. and on the Board of Directors of The Boyds Collection, LTD (private equity holdings of the D. E. Shaw Group). From October 2006 until March 2010, Ms. Krueger served on the Board of Directors of Kid Brands, Inc. (formerly known as Russ Berrie and Company, Inc.), a public company, where she was a member of the executive and compensation committees. While at the D. E. Shaw Group, she also served on the Board of Directors of The Parent Co., a public company. Prior to her work at the D. E. Shaw Group, Ms. Krueger was in the restructuring group at Lazard Frères & Co. LLC, an investment bank, from 2002 to 2003. Currently, Ms. Krueger serves on the Board of Directors of Eagle Hospitality Properties Trust, Inc. Ms. Krueger received her MBA from Columbia Business School, where she was a member of the Beta Gamma Sigma honor society, and holds an A.B. in Economics from Princeton University. Ms. Krueger is an Adjunct Professor in the Heilbrunn Center for Graham and Dodd Investing at Columbia Business School.

Mr. Binkoski is serving as CFO of Trinity under an engagement agreement (the “A&M Agreement”) between Trinity and Alvarez & Marsal North America, LLC (“A&M”). Under the A&M Agreement, A&M will charge Trinity a specially negotiated hourly rate of $550 for Mr. Binkoski to serve as CFO. The A&M Agreement may be terminated by A&M or Trinity, without cause, upon 15 days written notice. The A&M Agreement includes additional financial and claims advisory services, that, if requested by Trinity, will be provided by designated A&M personnel. The A&M Agreement also provides for reimbursement of reasonable, necessary expenses. A&M is entitled to a retainer in the amount of $200,000. Neither A&M, Mr. Binkoski nor any other employees of A&M will receive company benefits or any other form of compensation under the A&M Agreement.

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Mr. Binkoski, 51, is a Senior Director with A&M and served as interim CFO of Syms from July 8, 2011 until the Effective Date. Previously, Mr. Binkoski served as Vice President, Finance for The Limited Too (2007-2008). Prior positions included COO/CFO for Cord Camera (2005-2007), Senior Vice President, Chief Financial Officer for Organized Living, Inc. (2004-2005), Vice President, Finance Retail division of Office Depot (2002-2003), as well as senior level positions at ACNielsen/VNU (1990-2002). Mr. Binkoski earned a Bachelor’s degree in Business Administration from Loyola University Chicago and holds a Master’s degree in Business Administration from the Kellogg School of Management at Northwestern University.

Ms. Geiger, 59, started as Vice President, Controller for Syms in October 2010 and was appointed Chief Accounting Officer in July 2011. Prior to joining Syms, she held the position of Senior Vice President and Controller for Barneys New York (2000-2010). Ms. Geiger has served as Vice President, Controller of Petrie Retail, Inc., and Canadians Corp. She also held prior financial positions at Kids R Us, a division of Toys R Us and Hermans Sporting Goods. She holds a Bachelor’s degree from Montclair State University and an MBA from Fairleigh Dickinson University.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

In accordance with the Plan, Trinity’s Certificate of Incorporation (the “Certificate”) and Bylaws (the “Bylaws”) became effective on the Effective Date in connection with the merger described in Item 1.01. The Certificate and Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and between Syms Corp. and Trinity Place Holdings Inc. dated September 14, 2012.

Exhibit 3.1	Articles of Incorporation

Exhibit 3.2	Bylaws

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: September 17, 2012	/s/ Gary P. Binkoski
Gary P. Binkoski
Chief Financial Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and between Syms Corp. and Trinity Place Holdings Inc. dated September 14, 2012.
3.1	Articles of Incorporation
3.2	Bylaws

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